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                                                                    EXHIBIT 99.1


                                  NETGEAR, INC.
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                             BALANCE AT                                 BALANCE
                                             BEGINNING                                  AT END
                                              OF YEAR      ADDITIONS     DEDUCTIONS     OF YEAR
                                              -------      ---------     ----------     -------
Allowance for doubtful accounts:
    Year ended December 31, 2001             $  1,465      $    588      $   (553)      $  1,500
    Year ended December 31, 2002             $  1,500      $    656      $ (1,283)      $    873
    Year ended December 31, 2003             $    873      $    513      $    (64)      $  1,322

Deferred tax asset valuation allowance:
    Year ended December 31, 2001             $  3,810      $  9,189      $     --       $ 12,999
    Year ended December 31, 2002             $ 12,999      $     --      $ (3,826)      $  9,173
    Year ended December 31, 2003             $  9,173      $    599      $ (9,772)      $     --

Allowance for sales returns:
    Year ended December 31, 2001             $     30      $ 21,865      $(14,228)      $  7,667
    Year ended December 31, 2002             $  7,667      $ 18,371      $(13,734)      $ 12,304
    Year ended December 31, 2003             $ 12,304      $ 27,459      $(22,959)      $ 16,804

Allowance for price protection:
    Year ended December 31, 2001             $    420      $ 11,981      $(10,099)      $  2,302
    Year ended December 31, 2002             $  2,302      $  9,059      $ (8,309)      $  3,052
    Year ended December 31, 2003             $  3,052      $ 11,603      $(12,049)      $  2,606
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